Bylaws
                                       of
                          Definition Technologies, Inc.

                               Article I - Offices

     1.01 The principal office shall be located at 1400 Turtle Creek Drive, Dallas, Texas 75207.

     1.02. The corporation may also have offices at such other places within or without the State of Texas as may from time to time determine, or as tire business of the corporation may require.

                     Article II - Meetings of Shareholders


     2.01. Meetings of the shareholders may be held either within or without the State of Texas at such location as shall be as shall be specified in the notice of the meeting or in a waiver thereof.

     2.02. An annual meeting of shareholders shall be held at 10:00 o'clock in the morning on the 1st day of ___ commencing in 1998, unless such day is a legal holiday, in which case such meeting shall be held on the first business day thereafter which is not a legal holiday. At such meeting, the shareholders entitled to vote may transact such business as properly may be brought before the meeting.


     2.03. Special meetings of the shareholders may be called by the President, the Board of Directors or the twenty percent (20%) of all shares entitled to vote at the meeting.

     2.04. Written or printed notice setting the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, the Board of Directors, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     2.05. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

     2.06. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders except as otherwise provided in the Articles of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, for a period or periods less than thirty days, without notice other than an announcement at the meeting of the time and place of the adjourned meeting. At any adjourned meeting at which a quorum shall be present or represented any business may be transacted which may have been transacted at the meeting as originally noticed.

     2.07. The vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law or the Articles of Incorporation.

     2.08. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class are limited or denied by the Articles of Incorporation.


     2.09. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable.

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     2.10.  The officer or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of shareholders, a complete list of shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each, which list, for a period of (10) days prior to such meeting, shall be kept on file at the registered office of the corporation, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer book or to vote at any such meeting of shareholders.


     2.11 Any action required by the statutes to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                            Article III - Directors

     3.01. The business and property of the corporation shall be managed by the Board of Directors and, subject to the restrictions imposed by law, the Articles of Incorporation or these Bylaws, they may exercise all of the powers of the corporation.

     3.02. The number of directors which shall constitute the board shall be three (3). Thereafter, the number of directors which shall constitute the entire board shall be determined by resolution of the board of directors at any meeting thereof or by the stockholders at the annual meeting of stockholders. None of the directors need be a stockholder or a resident of the State of Texas.

     3.03. No decrease in the number of directors constituting the entire board shall have the effect of shortening the term of any incumbent director. In case of any increase is the number of directors, the additional directors shall be elected by the Board of Directors at an annual or special meeting, or at a special meeting of the shareholders called for that purpose.

     3.04 At any meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.


     3.05 Any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise) may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors or by a sole remaining director. A director elected to fill a vacancy shall be elected to serve for the unexpired term of his office.

     3.06 Except as otherwise provided by statute, the directors may hold their meetings and may have an office and keep the books of the corporation, in such place or places within or without the State of Texas as the Board of Directors may from time to time determine.


     3.07. Each newly elected Board of Directors shall hold its first meeting for the purpose of organization and transaction of business, if a quorum, is present, immediately after and at the same place as the annual meeting no notice of such meeting of shareholders, and no notice of such meeting shall be necessary.

     3.08. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of shareholders, the Board of Directors shall proceed to the election of the officers of corporation.

     3.09. Regular meetings of the Board of Directors shall be heard at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

     3.10. Special meetings of the Board of Directors shall be held wherever called by the President or by any director.

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     3.11.  At all  meetings  of the  Board  of  Directors,  a  majority  of the directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors, there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors, unless the act of a greater number is required by law, the Articles of Incorporation, or by these Bylaws.

     3.12. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine. The Chairman of the Board shall preside at all meetings, and in his absence a chairman shall be chosen by the Board of Directors from among the directors present. The Secretary of the corporation shall act as the Secretary of the meetings of the Board of Directors unless the board appoints another person to act as secretary of the meeting. The Board of Directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the corporation.

     3.13. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     3.14. Directors as such shall not receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum and expense of attendance, if any, may be allowed for attendance at regular or special meetings of the Board of Directors; provided, that nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity or receiving compensation therefor.

                              Article IV - Notices

     4.01. Whenever by statute, the Articles of Incorporation or these Bylaws notice is required to be given to any committee member, director, or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such member, director, or shareholder at his address as it appears on the books or (in the case of a shareholder) the stock transfer records of the corporation, or (b) by any other method permitted by law (including but not limited to telegram). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by telegram shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.


     4.02. Whenever any notice is required to be given to any committee member, shareholder, or director of the corporation by statute, the Articles of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a committee member, shareholder, or director at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     4.03. If no place is designated for a meeting of the shareholders or directors, the meeting will be held at the principal offices of the corporation.


     4.04. Any action required or permitted to be taken at a meeting of the shareholders or the Board of Directors may be taken if a written consent setting forth the action is signed by all the shareholders or directors entitled to vote with respect to the subject matter. This consent will have the same force and effect as a unanimous vote of the shareholders or the Board of Directors. The consent may include more than one counterparts. The signed consent, or a signed copy, will be placed in the minute book.

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     4.05.  Directors  may  participate  in  and  hold a  meeting  by  means  of conference telephone, or similar communications equipment, by means of which all persons participating in the meeting can hear each other. Except where a person participates in the meeting for the express propose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened, participation in such a meeting will constitute presence in person at the meeting.

                              Article V - Officers

     5.01. The officers of the corporation shall consist of a President, Treasurer and a Secretary, each of whom shall be appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.

     5.02. The Board of Directors at their first meeting after each annual meeting of shareholders, shall choose a President, Treasurer and a Secretary, none of whom need be shareholders.

     5.03. Such other officers and assistant officers and agents as may be deemed necessary may be elected Board of Directors.

     5.04. The salaries of all officers and agents of the corporation shall be faxed by the Board of Directors.

     5.05. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer or agent or member of the executive committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in their judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract sights, if any, of the person so removed. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

     5.06. The President shall be chief executive officer. The President shall preside at all meetings of the shareholders and Board of Directors and shall have such other powers and duties as usually pertain to such office or as may be delegated by the Board of Directors. The President shall have such, powers and duties as usually pertain to such office, except as the same may be modified by the Board of Directors. Unless the Board of Directors shall otherwise delegate such duties, the President shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     5.07. The President shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

     5.08. The Secretary shall attend all meetings of the shareholders and the Board of Directors and record all the proceedings for the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and the Board of Directors, and shall perform such other duties as may be prescribed by the Chief Executive Officer, the President or the Board of Directors, under whose supervision he shall act. He shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer, an Assistant Secretary or an Assistant Treasurer.

     5.09. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of Directors.

     5.10. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at their regular meetings, or when the Board of Directors so require, an account to all his transactions as Treasurer, and of the financial condition of the corporation.

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     5.11. If required by the Board of Directors,  the Treasurer  shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

             Article VI - Indemnification of Officers and Directors

     6.01. Any and all of this corporation's directors and officers or former directors or officers or any person who may have served at this corporation's request as a director or officer of another corporation in which this corporation owns shares of capital stock or of which this corporation is a creditor, shall be indemnified against expenses actually and necessarily incurred by them, in connection with the defense of any action, suit or proceeding in which they or any of them, are made parties, or a part by reason of being or having been directors or officers or a director of officer of this corporation, or of such other corporation, except in relation to matters as to which any such director or officer of this corporation shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. The foregoing right to indemnity shall include reimbursement of the amounts and expenses paid in settling or entering a plea of nolo contendere in any such action, suit or proceeding, when settling or entering such plea of nolo contendere appear to be in the interest of the corporation. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any, bylaws, agreement, vote of stockholders or otherwise.

                     Article VII - Certificates for Shares

     7.01. The corporation shall deliver certificates representing all shares to which shareholders are entitled; and such certificates shall be signed by the President or the Secretary of the corporation, and may be sealed with the seal of the corporation, or a facsimile thereof. No certificate shall be issued for any share until the consideration therefor has been fully paid. Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and class and the designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value.

     7.02. The signatures of the President and the Secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In any case an officer who has signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of the issuance.

     7.03. Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, in their discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the have been lost or destroyed.

     7.04. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

     7.05. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders, such books shall not be closed for at least ten (10) days

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immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty
(50) days, and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be on record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such
determination  shall  apply  to  any  adjournment  thereof,   except  where  the
determination has beets made through the closing of stock transfer books and the stated period of closing has expired.


     7.06. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as steep owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares an the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

                     Article VIII - Dividends and Reserves

     8.01. Subject to provisions of statutes and the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the corporation. Such declaration and payment shall be at the discretion of the Board of Directors.


     8.02. There may be created by the Board of Directors out of funds of the corporation legally available therefor such reserve or reserves as the directors from time, to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the Board of Directors shall consider beneficial to the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                            Article IX - Amendments

     9.01. Except to the extent such power may be modified or divested by action of shareholders representing a majority of the holders of the stock of the corporation taken at any regular or special meeting of the shareholders, the power to adopt, alter, amend or repeal the Bylaws of the corporation shall be vested in the Board of Directors.


                      Article X - Miscellaneous Provisions

     10.01. The corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of the shareholders, Board of Directors, and any committee thereof, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

     10.02. The fiscal year of the corporation shall begin on the first day of January each and every year.

     10.03. The seal of the corporation shall be such as from time to time may be approved by the Board of Directors.

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